Exhibit 99.1
Sandisk Reports Fiscal First Quarter 2026 Financial Results
News Summary
•First quarter revenue was $2.31 billion, up 21% sequentially and above the guidance range, with GAAP net income reported at $112 million ($0.75 diluted net income per share). First quarter Non-GAAP diluted net income per share was $1.22.
•Datacenter revenue was up 26% sequentially, with two hyperscalers in qualification, a third hyperscaler and top storage OEM planned for CY26, and engagement with five major hyperscale customers.
•BiCS8 technology accounted for 15% of total bits shipped; expected to reach majority of bit production exiting fiscal year 2026.
•Expect second quarter revenue to be in the range of $2.55 billion to $2.65 billion, with expected Non-GAAP diluted net income per share to be in the range of $3.00 to $3.40.

MILPITAS, Calif. — November 6, 2025 — Sandisk Corporation (Nasdaq: SNDK) today reported fiscal first quarter financial results.
“Customers are turning to Sandisk for our leading technology and products, which are exceptionally well positioned at a time when demand is strengthening,” said David Goeckeler, CEO, Sandisk. “Our strong balance sheet and leading portfolio, combined with this phase of renewed growth and profitability, enabled us to achieve our net cash positive milestone ahead of plan and is positioning us to drive meaningful long-term value for our shareholders.”

Q1 2026 Financial Highlights

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q1 2026	Q4 2025	Q/Q	Q1 2026	Q4 2025	Q/Q
Revenue	$2,308	$1,901	up 21%	$2,308	$1,901	up 21%
Gross Margin	29.8%	26.2%	up 3.6 ppt	29.9%	26.4%	up 3.5 ppt
Operating Expenses	$511	$480	up 6%	$446	$402	up 11%
Operating Income	$176	$18	up 878%	$245	$100	up 145%
Net Income (Loss)	$112	$(23)	up 587%	$181	$42	up 331%
Diluted Net Income (Loss) Per Share	$0.75	$(0.16)	up 569%	$1.22	$0.29	up 321%

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q1 2026	Q1 2025	Y/Y	Q1 2026	Q1 2025	Y/Y
Revenue	$2,308	$1,883	up 23%	$2,308	$1,883	up 23%
Gross Margin	29.8%	38.6%	down 8.8 ppt	29.9%	38.9%	down 9 ppt
Operating Expenses	$511	$435	up 17%	$446	$378	up 18%
Operating Income	$176	$291	down 40%	$245	$354	down 31%
Net Income	$112	$211	down 47%	$181	$263	down 31%
Diluted Net Income Per Share	$0.75	$1.46	down 49%	$1.22	$1.81	down 33%

End Market Summary

Revenue ($M)	Q1 2026	Q4 2025	Q/Q	Q1 2025	Y/Y
Datacenter	$269	$213	up 26%	$300	down 10%
Edge	1,387	1,103	up 26%	1,069	up 30%
Consumer	652	585	up 11%	514	up 27%
Total Revenue	$2,308	$1,901	up 21%	$1,883	up 23%
Additional details can be found within the Company’s earnings presentation, which is accessible online at investor.sandisk.com.

Business Outlook for Fiscal Second Quarter of 2026

	GAAP(1)	Non-GAAP(1)
Revenue ($M)	$2,550 to $2,650	$2,550 to $2,650
Gross Margin	40.8% to 42.8%	41.0% to 43.0%
Operating Expenses ($M)	$497 to $538	$450 to $475
Interest and Other Expense, Net ($M)	$38 to $43	$40 to $45
Tax Expense ($M)(2)	N/A	$80 to $90
Diluted Net Income Per Share	N/A	$3.00 to $3.40
Diluted Shares Outstanding (in millions)	~ 155	~ 155

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense and expense for short-term incentives granted in connection with the separation, totaling approximately $4 million to $6 million. The Company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense and expense for short-term incentives granted in connection with the separation, totaling approximately $47 million to $63 million . The Company’s Non-GAAP interest and other expenses, net guidance excludes the accretion of the present value discount on consideration receivable from the sale of an interest in a subsidiary, totaling approximately $2 million. In the aggregate, Non-GAAP diluted net income per share guidance excludes these items totaling $49 million to $67 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted net income per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the Company excludes from its Non-GAAP diluted net income per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted net income per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, and diluted net income per share, respectively) are not available without unreasonable effort.
(2) Non-GAAP tax expense is determined based on a Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax expense may differ from our GAAP tax expense (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax expense for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Basis of Presentation
On February 21, 2025, Sandisk Corporation (the “Company”) completed its separation from Western Digital Corporation (“WDC”) and became a standalone publicly traded company.
The Company’s financial and operating results after the separation are presented on a consolidated basis. For periods prior to the separation, the Company’s historical combined financial statements were prepared on a carve-out basis and were derived from WDC’s consolidated financial statements and accounting records and prepared as if the Company existed on a standalone basis. The financial statements for all periods presented, including the historical results of the Company prior to February 21, 2025, are now referred to as “Consolidated Financial Statements” and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).
Investor Communications
The investment community conference call to discuss these results and the Company’s business outlook for the fiscal second quarter of 2026 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.sandisk.com.
About Sandisk
Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for everyone from students, gamers and home offices, to the largest enterprises and public clouds to capture, preserve, access and transform an ever-increasing diversity of data. Our solutions include a broad range of solid state drives, embedded products, removable cards, universal serial bus drives, and wafers and components. Learn more about Sandisk at www.Sandisk.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding expectations for: the Company’s business outlook and operational and financial performance for the fiscal second quarter of 2026 and beyond; the adoption of the Company’s products and technology by its customers; demand trends and the Company’s market positioning; the Company’s financial and technological strength; growth and profitability trends; and the Company’s long-term value creation capabilities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. The financial results for the Company’s fiscal first quarter ended October 3, 2025 included in this press release represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-Q may differ from these results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse changes in global or regional economic conditions, including the impact of evolving trade policies, tariff regimes and trade wars; volatility in demand for the Company’s products; pricing trends and fluctuations in average selling prices; inflation; changes in interest rates and a potential economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and management of technology transitions; risks associated with strategic initiatives, including restructurings, acquisitions, divestitures, cost saving measures and joint ventures; risks related to product defects; difficulties or delays in manufacturing or other supply chain disruptions; our reliance on strategic relationships with key partners, including Kioxia Corporation; the attraction, retention and development of skilled management and technical talent; risks associated with the use of artificial intelligence in our business operations; the Company’s level of debt and other financial obligations; changes to the Company’s relationships with key customers or consolidation among our customer base; compromise, damage or interruption from cybersecurity incidents or other data system security risks; our reliance on intellectual property; fluctuations in currency exchange rates; actions by competitors; risks associated with compliance with changing legal and regulatory requirements; future material impairments in the value of our goodwill and other long-lived assets; our ability to achieve some or all of the expected benefits of the separation from WDC; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Sandisk and the Sandisk logo are registered trademarks or trademarks of Sandisk Corporation or its affiliates in the United States and/or other countries.

SANDISK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; except par value, unaudited)

	October 3, 2025	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,442	$1,481
Accounts receivable, net	1,193	1,068
Inventories	1,907	2,079
Income tax receivable	72	66
Other current assets	370	392
Total current assets	4,984	5,086
Property, plant and equipment, net	630	619
Notes receivable and investments in Flash Ventures	602	654
Goodwill	4,998	4,999
Deferred tax assets	57	58
Income tax receivable, non-current	61	80
Other non-current assets	1,417	1,489
Total assets	$12,749	$12,985
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$398	$366
Accounts payable to related parties	486	400
Accrued expenses	382	425
Accrued compensation	208	173
Income tax payables	22	43
Current portion of long-term debt	20	20
Total current liabilities	1,516	1,427
Deferred tax liabilities	28	17
Long-term debt	1,331	1,829
Other liabilities	493	496
Total liabilities	3,368	3,769
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 450 shares; issued and outstanding — 147 shares and 146 shares, respectively	$1	$1
Additional paid-in capital	11,286	11,248
Accumulated deficit	(1,672)	(1,784)
Accumulated other comprehensive loss	(234)	(249)
Total shareholders’ equity	9,381	9,216
Total liabilities and shareholders’ equity	$12,749	$12,985

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 3, 2025	September 27, 2024
Revenue, net	$2,308	$1,883
Cost of revenue	1,621	1,157
Gross profit	687	726
Operating expenses:
Research and development	316	283
Selling, general and administrative	179	130
Business separation costs	9	20
Employee termination and other	(3)	2
Loss on business divestiture	10	—
Total operating expenses	511	435
Operating income	176	291
Interest and other expense:
Interest income	16	3
Interest expense	(40)	(2)
Other expense, net	(28)	(25)
Total interest and other expense, net	(52)	(24)
Income before taxes	124	267
Income tax expense	12	56
Net income	$112	$211

Net income per common share:
Basic	$0.77	$1.46
Diluted	$0.75	$1.46

Weighted average shares outstanding:
Basic	146	145
Diluted	149	145

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	October 3, 2025	September 27, 2024
Cash flows from operating activities
Net income	$112	$211
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	36	54
Stock-based compensation	53	41
Deferred income taxes	3	(5)
Unrealized foreign exchange (gain) loss	1	(8)
Loss on sale of business divestiture	10	—
Amortization of debt issuance costs and discounts	2	—
Equity loss in investees, net of dividends received	27	10
Other non-cash operating activities, net	(6)	6
Settlement of accrued interest on Notes due to Western Digital Corporation	—	(96)
Changes in:
Accounts receivable, net	(125)	(102)
Inventories	172	(149)
Accounts payable	30	33
Accounts payable to related parties	86	39
Accrued expenses	(43)	(172)
Accrued compensation	35	(13)
Other assets and liabilities, net	95	20
Net cash provided by (used in) operating activities	488	(131)
Cash flows from investing activities
Purchases of property, plant and equipment	(50)	(67)
Proceeds from dispositions of business	25	—
Notes receivable issuances to Flash Ventures	(87)	(14)
Notes receivable proceeds from Flash Ventures	97	62
Net cash used in investing activities	(15)	(19)
Cash flows from financing activities
Taxes paid on vested stock awards under employee stock plans	(15)	—
Repayment of debt	(500)	—
Proceeds from principal repayments on Notes due from Western Digital Corporation	—	101
Repayments of principal on Notes due to Western Digital Corporation	—	(76)
Transfers from Western Digital Corporation	—	189
Net cash provided by (used in) financing activities	(515)	214
Effect of exchange rate changes on cash	3	1
Changes in cash and cash equivalents classified as assets held for sale	—	(71)
Net decrease in cash and cash equivalents	(39)	(6)
Cash and cash equivalents, beginning of year	1,481	328
Cash and cash equivalents, end of period	$1,442	$322

Supplemental disclosure of cash flow information:
Cash paid for interest	$48	$98
Cash received for interest	16	1
Cash paid for income taxes	39	—
Non-cash transfers of:
Notes due to Western Digital Corporation	—	378
Changes in other assets and liabilities, net, from Western Digital Corporation	—	6
Property, plant and equipment from Western Digital Corporation	—	3
Tax balances to Western Digital Corporation	—	7

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	October 3, 2025	June 27, 2025	September 27, 2024
GAAP gross profit	$687	$498	$726
Stock-based compensation expense	4	4	6
Non-GAAP gross profit	$691	$502	$732

GAAP operating expenses	$511	$480	$435
Stock-based compensation expense	(49)	(45)	(35)
Business separation costs	(9)	(17)	(20)
Employee termination and other	3	(16)	(2)
Loss on business divestiture	(10)	—	—
Non-GAAP operating expenses	$446	$402	$378

GAAP operating income	$176	$18	$291
Gross profit adjustments	4	4	6
Operating expense adjustments	65	78	57
Non-GAAP operating income	$245	$100	$354

GAAP interest and other expense, net	$(52)	$(36)	$(24)
Interest and other expense, net adjustments	10	(1)	—
Non-GAAP interest and other expense, net	$(42)	$(37)	$(24)

GAAP income tax expense	$12	$5	$56
Income tax adjustments	10	16	11
Non-GAAP income tax expense	$22	$21	$67

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 3, 2025	June 27, 2025	September 27, 2024
GAAP net income (loss)	$112	$(23)	$211
Stock-based compensation expense	53	49	41
Business separation costs	9	17	20
Employee termination and other	(3)	16	2
Loss on business divestiture	10	—	—
Other	10	(1)	—
Income tax adjustments	(10)	(16)	(11)
Non-GAAP net income	$181	$42	$263

Diluted net income (loss) per share
GAAP	$0.75	$(0.16)	$1.46
Non-GAAP:	$1.22	$0.29	$1.81

Diluted weighted average shares outstanding:
GAAP	149	145	145
Non-GAAP:	149	147	145

Cash flows
Cash flow provided by (used in) operating activities	$488	$94	$(131)
Purchases of property, plant and equipment, net	(50)	(45)	(67)
Free cash flow	438	49	(198)
Activity related to Flash Ventures, net	10	28	48
Adjusted free cash flow	$448	$77	$(150)

To supplement the condensed consolidated financial statements presented in accordance with GAAP, the table above sets forth Non-GAAP gross profit; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income; Non-GAAP diluted net income per share; Non-GAAP diluted weighted average shares outstanding; Free cash flow; and Adjusted free cash flow (collectively, the “Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. The Company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, the Company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains, and losses that the Company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the Company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, business separation costs, employee termination and other, loss on business divestiture, other adjustments, and income tax adjustments. The Company believes these measures, along with the related reconciliations to the most directly comparable GAAP measures, provide additional detail and comparability for assessing the Company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the Company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
As described above, the Company excludes the following items from its Non-GAAP measures:
Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of the business over time and compare it against the Company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.
Business separation costs. On October 30, 2023, Western Digital Corporation (“WDC”) announced that its board of directors (the “WDC Board of Directors”) authorized management to pursue a plan to separate the Company into an independent public company. The separation received final approval by the WDC Board of Directors and was completed on February 21, 2025. Prior to February 21, 2025, the Company was wholly-owned by WDC. As a result of the plan, the Company incurred separation and transition costs through the completion of the separation of the companies. The separation and transition costs are recorded within Business separation costs in the Condensed Consolidated Statements of Operations. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying results of its business.
Employee termination and other. From time to time, in order to realign the Company’s operations with anticipated market demand, the Company may terminate employees and/or restructure its operations. From time to time, the Company may also incur charges from the impairment of long-lived assets. In addition, the Company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods as well as from taking actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the Company believes they are not indicative of the underlying performance of its business.

Loss on business divestiture. In connection with the Company’s strategic decision to outsource the manufacturing of certain components and assemblies, on September 28, 2024, the Company completed the sale of 80% of its equity interest in one of its manufacturing subsidiaries. On September 25, 2025, the Company entered into an Amended and Restated Equity Purchase Agreement that included a $10 million provision for working capital support. The Company recognized the adjustment as a Loss on business divestiture for the three months ended October 3, 2025. The overall transaction resulted in a discrete gain, which the Company believes is not indicative of the underlying performance of its ongoing business operations.
Other adjustments. From time to time, the Company incurs charges or gains that the Company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.
Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the Company believes that they are not indicative of the underlying performance of its ongoing business.
Additionally, Free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and Adjusted free cash flow is defined as free cash flow plus the activity related to Flash Ventures, net. The Company considers Free cash flow and Adjusted free cash flow generated in any period to be useful indicators of cash that is available for strategic opportunities, including, among others, investing in the Company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

Company Contacts:
Sandisk Corporation

Investor Contact:	Media Contact:
Ivan Donaldson	Media Relations
E: ivan.donaldson@sandisk.com	mediainquiries@sandisk.com
investors@sandisk.com